UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Page
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	2
Item 9.01 Financial Statements and Exhibits	3
SIGNATURES EX-10.1: Severance and Release Agreement, dated as of February 22, 2018, by and between the Dun & Bradstreet Corporation and Mr. Robert P. Carrigan	4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Robert P. Carrigan stepped down by mutual agreement with the Board of Directors of the Company (the “Board”) from his positions as Chief Executive Officer of the Company, director and Chairman of the Board, effective as of February 12, 2018.

On February 22 2018, the Company and Mr. Carrigan entered into a Severance and Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Carrigan (i) executed a general release and waiver of claims in favor of the Company and its affiliates (such release to become effective upon expiration of the applicable revocation period and such additional consideration to be contingent upon such effectiveness), (ii) agreed to provide assistance to the interim Chief Executive Officer of the Company, Thomas J. Manning, until Mr. Carrigan’s last day of employment, which the parties expect will be March 15, 2018, and (iii) agreed to certain covenants regarding non-disparagement, confidentiality, non-competition and non-solicitation of customers and employees of the Company and post-termination cooperation with the Company. In consideration of the foregoing, Mr. Carrigan will be eligible to receive the following payments and benefits: (i) pursuant to the Company’s Career Transition Plan, Mr. Carrigan will receive continued payment of base salary for one year, eligibility for participation for Mr. Carrigan and his dependents in the Company’s medical, dental and vision plans, in each case contingent on Mr. Carrigan’s payment of the employee portion of required premium payments at active employee rates and outplacement benefits for one year as provided by the Company in its discretion; (ii) Mr. Carrigan will receive payment of his 2017 annual bonus pursuant to the Company’s Covered Employee Incentive Plan (the “CEIP”) at the time an annual bonus would otherwise have been paid to Mr. Carrigan under, and calculated in accordance with, the CEIP; and (iii) only that portion of Mr. Carrigan’s outstanding equity awards that are scheduled to vest in March of 2018 will remain outstanding and eligible to vest in the ordinary course in accordance with their terms, provided that all such equity awards would be forfeited in the event Mr. Carrigan revokes the Separation Agreement.

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The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit	Description
10.1	Severance and Release Agreement, dated as of February 22, 2018, by and between the Dun & Bradstreet Corporation and Mr. Robert P. Carrigan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:     /s/ Richard S. Mattessich__________

Vice President, Associate General

Counsel and Assistant Corporate Secretary

DATE: February 22, 2018

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